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ADDRESS:
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Phoenix, AZ 85004

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David P. Joint
(504) 582-4203

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Freeport-McMoRan Announces Appointment of Kathleen L. Quirk to its Board of Directors

PHOENIX, AZ, February 7, 2023 - Freeport-McMoRan Inc. (NYSE: FCX) announced today the appointment of Kathleen L. Quirk, FCX's President, to its Board of Directors, effective immediately. Following this appointment, FCX's Board of Directors is now comprised of twelve members, including ten independent directors, who possess a diverse range of experiences and strong corporate governance credentials.

Richard C. Adkerson, Chairman and Chief Executive Officer, said, "Kathleen is a proven leader and a key long-term contributor in establishing Freeport as a global leader in the copper industry. Kathleen's strategic insights and contributions to our Board will be valuable to our company's ongoing growth and success."

Dustan E. McCoy, Lead Independent Director, said, "I am pleased to welcome Kathleen to the Freeport Board. The Board has interacted extensively with Kathleen over her long tenure at Freeport and has benefitted immensely from the depth and breadth of her expertise, financial and operational insights and strategic vision."

Ms. Quirk has served as President of FCX since February 2021. Ms. Quirk has over thirty years of experience in the FCX organization and is a senior member of the company's executive team. Ms. Quirk has been instrumental in FCX's strategic planning and has responsibility for a broad range of corporate functions. Ms. Quirk previously served as Chief Financial Officer of the company from December 2003 to March 2022. During that period, she was named Best CFO in Metals and Mining by *Institutional Investor* magazine on numerous occasions. Ms. Quirk holds a Bachelor of Science in Accounting from Louisiana State University. She currently serves on the Board of Directors of Vulcan Materials Company.

FREEPORT: *Foremost in Copper*

FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world's largest publicly traded copper producers.

FCX's portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; and significant mining operations in North America and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru.

By supplying responsibly produced copper, FCX is proud to be a positive contributor to the world well beyond its operational boundaries. Additional information about FCX is available on FCX's website at fcx.com.

Cautionary Statement Regarding Forward-Looking Statements: *This press release contains forward-looking statements, which are all statements other than statements of historical facts. FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements*

FREEPORT
FOREMOST IN COPPER
1

2 include, but are not limited to, the factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (SEC). Investors are cautioned that many of the assumptions upon which FCX’s forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes. # # #